JOINT FILING AGREEMENT


          Pursuant to paragraph (iii) of Rule 13d-1(k)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees that the statement on Schedule 13D to which this Agreement shall be attached as an exhibit, including all amendments thereto, shall be filed with the Commission on behalf of each of the undersigned.

Dated:  February 7, 2003

                                  NEWMONT MINING CORPORATION

                                  By: /s/ Ardis Young
                                     -------------------------------------------
                                     Name:    Ardis Young
                                     Title:   Assistant Secretary

                                  NEWMONT MINING CORPORATION OF CANADA LIMITED

                                  By: /s/ Sharon E. Dowdall
                                     -------------------------------------------
                                     Name:    Sharon E. Dowdall
                                     Title:   Vice President and Secretary

                                  NEWMONT INTERNATIONAL HOLDINGS PTY. LTD.

                                  By: /s/ Ken Williams
                                     -------------------------------------------
                                     Name:    Ken Williams
                                     Title:   Director